UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Kiniksa Pharmaceuticals International, plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-730430	98-1795578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals International, plc

105 Piccadilly, Second Floor

London, W1J 7NJ

England, United Kingdom

(781) 431-9100

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.000273235 nominal value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2026, Kiniksa Pharmaceuticals International, plc (the “Company”) entered into a deed of waiver (the “Deed”) with Baker Bros. Advisors LP, on behalf of each of Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Shareholders”), pursuant to which the Shareholders waived their rights to convert any of their Class A1 or Class B1 ordinary shares into Class A or Class B ordinary shares (“Conversion Rights”) if, immediately prior to or following such conversion, the Shareholders would beneficially own more than 49.9% of the Company’s outstanding voting rights.

The Deed may only be amended, waived or terminated upon a vote of at least 75% of the total number of the Company’s outstanding ordinary shares; provided, however that no vote shall be necessary for any amendment that (a) adds additional shareholders to the Deed or (b) adds additional restrictions to the Shareholders’ Conversion Rights.

The foregoing description of the Deed is qualified in its entirety by reference to the Deed, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Deed of Waiver, dated as of May 21, 2026, by and among the Company and Baker Bros. Advisors LP

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

Date: May 26, 2026	By:	/s/ Douglas Barry
Douglas Barry
Senior Vice President, Chief Legal Officer and Secretary